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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form SB-2 of Tower Financial Corporation filed pursuant to Rule 462(b) of our report dated November 11, 1998, except for Note 6, for which the date is January 21, 1999, on our audit of the financial statements of Tower Financial Corporation appearing in Registration Statement No. 333-67235. We also consent to the reference to our firm under the caption "Experts."



                                                /s/ PricewaterhouseCoopers LLP
Fort Wayne, Indiana
January 26, 1999